SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ /  Preliminary Proxy Statement             / /Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                FIserv, Inc.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                             Edward P. Alberts
                 ------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ /  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:

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     2)  Aggregate number of securities to which transaction applies:

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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)  Proposed maximum aggregate value of transaction:

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     5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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                               FIserv, Inc.
                             255 FIserv Drive
                        Brookfield, Wisconsin 53045



                                                  February 28, 1995

To our Shareholders:



You are cordially invited to attend the Annual Meeting of Shareholders of FIserv, Inc., which will be held at our Corporate Offices at 10:00 a.m. on Thursday, March 30, 1995, in the Corporation's Education Center located on the second floor.

Information about the meeting and the matters on which the shareholders will act is set forth in the formal Notice of Meeting and Proxy Statement on the following pages. Following these matters, management will present a current report on the activities of the Corporation. At the meeting, we will welcome your comments on or inquiries about the business of FIserv that would be of interest to shareholders generally.

At your earliest convenience, please review the information on the business to come before the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN
AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE
WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Thank you for your prompt attention to this matter.


Sincerely,



/S/GEORGE D. DALTON
George D. Dalton
Chairman and
Chief Executive Officer

                                FIserv, Inc.
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 30, 1995

                              CUSIP # 337738-10-8


To the Shareholders of FIserv:


The Annual Meeting of Shareholders of FIserv, Inc. will be held at the Corporate Offices on Thursday, March 30, 1995, at 10:00 a.m., Central Standard Time, for the following purposes:


     1. to elect three Directors to serve for a three-year term expiring in 1998;

     2. to consider and act upon a proposal to reappoint Deloitte & Touche LLP, Milwaukee, Wisconsin, as the independent auditors of the Corporation and subsidiaries for 1995; and

     3. to transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on February 13, 1995, as the record date for determining shareholders entitled to notice of the meeting and to vote.


By Order of the
Board of Directors



/S/ CHARLES W. SPRAGUE
Charles W. Sprague
Secretary
February 28, 1995



YOUR VOTE IS IMPORTANT. THE PROXY STATEMENT IS INCLUDED WITH THIS NOTICE. TO VOTE YOUR STOCK, PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. SHAREHOLDERS ATTENDING THE MEETING MAY WITHDRAW THEIR PROXIES AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                PROXY STATEMENT

THE PROXY AND SOLICITATION

This Proxy Statement is being mailed on or about February 28, 1995, to the holders of record as of February 13, 1995, of Common Stock, $.01 par value per share ("Common Stock"), of FIserv, Inc. (the "Corporation") in connection with the solicitation by the Board of Directors of a Proxy in the enclosed form for the Annual Meeting of Shareholders to be held at the Corporate Offices, 255 FIserv Drive, Brookfield, Wisconsin 53045, on March 30, 1995, or at any and all adjournments thereof. Pursuant to the Wisconsin Business Corporation Law, a shareholder may revoke a writing appointing a proxy either by giving notice to the Corporation in writing or in open meeting. The cost of soliciting the proxy will be borne by the Corporation.

PURPOSES OF ANNUAL MEETING

The Annual Meeting has been called for the purposes of electing three Directors to serve for a three-year term expiring in 1998, considering and acting upon a proposal to reappoint Deloitte & Touche LLP, Milwaukee, Wisconsin, as the independent auditors of the Corporation and subsidiaries for 1995, and transacting such other business as may properly come before the meeting.

The persons named as proxies in the enclosed Proxy have been selected by the Board of Directors and will vote shares represented by valid Proxies. They have indicated that, unless otherwise specified in the Proxy, they intend to vote to elect as Directors for their respective terms the nominees listed on Pages 2 and 3, and to reappoint Deloitte & Touche LLP, Milwaukee, Wisconsin, as the independent auditors of the Corporation and subsidiaries. All of the nominees for Director are presently members of the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a Director. In the event, however, of the death or unavailability of any nominee or nominees, the Proxy to vote in favor of the election of such nominee or nominees will be voted for such other person or persons as the Board of Directors may recommend.

The Corporation has no knowledge of any other matters to be presented to the meeting. In the event other matters do properly come before the meeting, the persons named in the Proxy will vote in accordance with their judgment on such matters.

VOTING SECURITIES

As of January 23, 1995, the Corporation had outstanding and entitled to vote at the meeting 39,169,713 shares, of which all are Common Stock. All of these shares are to be voted as a single class, and each of the shares is entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. There are no cumulative voting rights with respect to Common Stock, with the result that holders of a majority of the Common Stock may elect all the Corporation's Directors. The Board of Directors has fixed the close of business on February 13, 1995, as the record date for determining shareholders entitled to notice of the meeting and to vote.

The following table sets forth information furnished to the Corporation as of December 31, 1994, with respect to the beneficial ownership by each Director and nominee, certain named executive officers and by all present Directors and executive officers as a group of the Corporation's Common Stock. Each person on the following table disclaims beneficial ownership of shares owned by his spouse, minor children or other relatives.

                           NUMBER OF SHARES OF COMMON       PERCENT
DIRECTORS AND OFFICERS     STOCK BENEFICIALLY OWNED (1)    OF CLASS
- ----------------------     ----------------------------    --------
George D. Dalton                   569,172                     1.4%
Leslie M. Muma                     457,602                     1.1
Kenneth R. Jensen                  333,682                     *
Bruce K. Anderson                  252,057                     *
Gerald J. Levy                      19,202                     *
L. William Seidman                  10,125                     *
Thekla R. Shackelford                1,000                     *
Roland D. Sullivan                  34,348                     *
Frank R. Martire                   165,375                     *
Norman J. Balthasar                225,867                     *
All Directors and executive
officers as a group
(15 persons)                     2,381,554                     5.9
* Less than 1%

    (1) Includes 221,259 shares which are subject to outstanding options which are exercisable within 60 days after December 31, 1994. The percentages shown assume exercise of such options.

Beneficial ownership of each of the shares of Common Stock listed in the foregoing table is comprised of either sole voting power and sole investment power, or voting power and investment power that is shared with the spouse of the Director or Officer.


1.  NOMINEES FOR THE BOARD OF DIRECTORS

The nominees for election as members of the Board of Directors, with information furnished to the Corporation by them as of January 31, 1995, are as follows:

NOMINEE FOR A THREE-YEAR TERM EXPIRING IN 1998:
KENNETH R. JENSEN (age 51) has been Executive Vice President, Chief Financial Officer, Treasurer, Assistant Secretary and a Director of the Corporation since it was established in 1984. He became Senior Executive Vice President of the Corporation in 1986. In 1983, Mr. Jensen was Chief Financial Officer of SunGard Data Systems, Inc. (a computer services company). From 1968 to 1982, Mr. Jensen was a founder and Chief Financial Officer of Catallactics Corporation (a financial services company), and from 1974 to 1980 was also Chief Financial Officer of Market Research Corporation of America. Mr. Jensen has over 30 years of experience in the data processing industry.
   Principal Occupation: Senior Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Corporation.

NOMINEE FOR A THREE-YEAR TERM EXPIRING IN 1998:
ROLAND D. SULLIVAN (age 75) has been a Director of the Corporation since July 15, 1986. Mr. Sullivan was the Myers Regents Professor of Management at St. Johns University from 1983 to 1990. He has an extensive Nominees for the Board of Directors (continued) background in strategic planning and management, and is known throughout the financial industry. From 1938 to 1983, Mr. Sullivan served First Bank System, Inc. in various capacities, including Vice President - Strategic Information Systems and Technology Planning; Executive Vice President of Research and Planning - First Computer Corporation (a subsidiary of First Bank System). Since 1991, Mr. Sullivan has been associated with Sendero Corporation, a wholly-owned subsidiary, most recently as Chairman and Chief Executive Officer. As of January 1995, he also serves as Midwest Region Executive, Savings & Community Bank Group of the Corporation.
   Principal Occupation: Chairman and Chief Executive Officer, Sendero Corporation, and Midwest Region Executive, Savings & Community Bank Group of the Corporation.

NOMINEE FOR A THREE-YEAR TERM EXPIRING IN 1998:
THEKLA R. SHACKELFORD (age 60) was appointed a Director of the Corporation in November 1994. Ms. Shackelford is an Educational Consultant and served as President of the national professional association for educational consultants in 1987-88. Prior to that, she was Director of Development of the Buckeye Boys Ranch in Columbus, Ohio. She is currently serving as Chairman of the I KNOW I CAN scholarship board in Columbus and is on the boards of Banc One Corporation, Wendy's International and Sundance Broadcasting, Inc. Ms. Shackelford is the recipient of numerous awards for community service and educational achievements.
   Principal Occupation:  Educational Consultant.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS

   Continuing members of the Board of Directors, with information furnished to the Corporation by them as of January 31, 1995, are as follows:

CONTINUING TERM EXPIRING IN 1996:
LESLIE M. MUMA (age 50) has been President and a Director of the Corporation since it was established in 1984. From 1971 to 1984, Mr. Muma was the President of one of the Corporation's predecessors, Data Management Resources, Inc., a wholly-owned subsidiary of Freedom Savings & Loan Association, Tampa, Florida. Mr. Muma has over 30 years of data processing experience.
   Principal Occupation: President and Chief Operating Officer of the
   Corporation.

CONTINUING TERM EXPIRING IN 1996:
GERALD J. LEVY (age 62) has been a Director of the Corporation since March 31, 1986. He is known nationally through his involvement in various financial industry memberships and organizations. Mr. Levy is a past Director and Chairman of the United States League of Savings Institutions, and served as Chairman of the Government Affairs Policy Committee. Since 1959, Mr. Levy has served Guaranty Bank in various capacities, including President and Chief Executive Officer from 1973 to the present. He also serves as Director of Guaranty Bank, S.S.B., Guaranty Financial Mutual Holding Corp., and First Re Insurance.
   Principal Occupation: Chairman and Chief Executive Officer of Guaranty Bank, S.S.B. in Milwaukee, Wisconsin, since 1984.

CONTINUING TERM EXPIRING IN 1997:
GEORGE D. DALTON (age 66) has been Chairman of the Board of Directors of the Corporation since it was established in 1984. From 1964 to 1984, Mr. Dalton was President of one of the Corporation's predecessors, First Data Processing, Inc., a subsidiary of First Bank System, Inc. Mr. Dalton has over 40 years of data processing experience. He also serves as a Director of ARI Network
Services, Inc.
   Principal Occupation: Chairman of the Board of Directors, Chief Executive Officer of the Corporation.

CONTINUING TERM EXPIRING IN 1997:
BRUCE K. ANDERSON (age 54) has been a Director of the Corporation since it was founded in 1984. Mr. Anderson's background includes working extensively with information technology companies like the Corporation. He also serves as a Director of Comdata Holdings Corporation, Genicom Corporation, Broadway & Seymour, Inc. and several private companies.
   Principal Occupation: General partner of the sole general partners of numerous Welsh, Carson, Anderson & Stowe partnerships.

CONTINUING TERM EXPIRING IN 1997:
L. WILLIAM SEIDMAN (age 73) has been a Director of the Corporation since February 1992. Mr. Seidman became Chairman of the Federal Deposit Insurance Corporation on October 21, 1985, and Chairman of the Resolution Trust Corporation in 1989. He held these positions until October 21, 1991. From 1982 to 1985 he was Dean of the College of Business at Arizona State University, Tempe, Arizona. From 1977 to 1982 he was Vice-Chairman and Chief Financial Officer of Phelps Dodge Corporation. Mr. Seidman was President Gerald Ford's Assistant for Economic Affairs from 1974 to 1977. From 1968 to 1974 he was Managing Partner of Seidman & Seidman, Certified Public Accountants. He served as Chairman (1970) and Director of the Detroit Branch of the Federal Reserve Bank of Chicago from 1966 to 1970. He was also Special Assistant for Financial Affairs to Michigan Governor George Romney from 1963 to 1966.
   Principal Occupation: Chairman of the Board of Commac, Inc.; Chief Commentator for CNBC-TV; and Publisher of Bank Director magazine.


BOARD OF DIRECTORS AND MANAGEMENT COMMITTEE MEETINGS

 During the year ended December 31, 1994, there were four regular meetings of the Corporation's Board of Directors. All of the meetings held by the Board of Directors were fully attended, except that Mr. Sullivan missed one meeting. There were also four meetings of the Corporation's Management Committee during the year, all of which were fully attended.

 Messrs. Anderson, Levy and Seidman received $14,000 each for their services on the Board of Directors. There are presently two standing committees of the Board of Directors, the Audit Committee and the Compensation Committee, the members of which consist of all Directors who are not executive officers. Meetings of these committees are held regularly in conjunction with meetings of the Board of Directors.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

 To the Company's knowledge, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission (the "Commission") in 1994 have been timely filed except for a report relating to the sale by Leslie M. Muma of 25,000 shares of the Company's common stock.

EXECUTIVE COMPENSATION

The following table sets forth in summary form all compensation, as defined in regulations of the Securities and Exchange Commission, paid or accrued by the Corporation and its subsidiaries during each of the three years ended December 31, 1994 to each of its five highest paid executive officers whose aggregate cash compensation exceeded $100,000.

                          SUMMARY COMPENSATION TABLE
                                     Annual Compensation
            (a)               (b)      (c)        (d)     (e)        (i)
                           ---------------------------------------------------
                                                                  All Other
                                                                   Compen-
Name and Principal Position  Year  Salary ($)  Bonus ($) Other  sation ($) <2>

George D. Dalton             1994     460,000    100,000  <1>           10,260
Chairman of the Board,       1993     390,000     85,000  <1>           16,289
Chief Executive Officer      1992     340,000     85,000  <1>           13,518

Leslie M. Muma               1994     410,000     90,000  <1>           10,260
President, Director,         1993     340,000     80,000  <1>           16,289
Chief Operating Officer      1992     290,000     80,000  <1>           13,518

Kenneth R. Jensen            1994     325,000     80,000  <1>           10,260
Senior Executive Vice        1993     275,000     65,000  <1>           16,289
President, Director, CFO and 1992     245,000     65,000  <1>           13,518
Treasurer

Frank R. Martire             1994     255,000     45,988  <1>            9,120
Management Committee Member  1993     230,000    150,000  <1>            9,214
                             1992     212,000    100,000  <1>           11,230

Norman J. Balthasar          1994     235,000     31,340  <1>            7,620
Management Committee Member  1993     215,000     15,000  <1>            9,214
                             1992     195,000     42,530  <1>           11,230

<1>  Less than aggregate amount required to be reported
<2>  Represents contributions to 401 (k) plan; 1994 is estimated.

Frank R. Martire (age 47) was named Executive Vice President, Group Leader - Bank & Credit Union Group on January 1, 1995. He previously had been President of FIserv Division III since April 1, 1991, and is a member of the Corporation's Management Committee. From 1983 to 1991, he was associated with Citicorp Information Resources, Inc., most recently as Chairman.

Norman J. Balthasar (age 48) was named Executive Vice President, Group Leader - Savings & Community Bank Group on January 1, 1995. He previously had been President of FIserv Division I since September 1990, and is a member of the Corporation's Management Committee. From 1984 to 1990 he was associated with FIserv Tampa, Inc., most recently as President.

OPTION GRANTS IN LAST FISCAL YEAR

The following tables sets forth, with respect to the executive officers named in the Summary Compensation Table, information with respect to options granted and exercised during the year ended December 31, 1994 under the Corporation's stock option plans, together with the number of options outstanding as of December 31, 1994.

                                                                   Potential Realizable
                                                                   Value at Assumed
                                                                   Rates of Stock Price
                                                                   Appreciation  for
                             Individual  Grants                    Option Term <F1>
        (a)           (b)       (c)         (d)        (e)               (f)      (g)
                   -----------------------------------------------------------------------
                             % of total
                              options
                             granted to  Exercise
                    Options  employees     price    Expiration
Name                granted   in year    ($/share)     date           5% ($)    10% ($)
- ------------------------------------------------------------------------------------------
George D. Dalton     65,813      12.41%      20.00   2/18/04         827,796     2,097,724
Leslie M. Muma       57,038      10.75%      20.00   2/18/04         717,424     1,818,029
Kenneth R. Jensen    43,875       8.27%      20.00   2/18/04         551,860     1,398,472
Frank R. Martire          0       0.00%
Norman J. Balthasar   5,850       1.10%      20.00   2/18/04          73,581       186,463
All Shareholders       -  -  -  -  - not applicable  -  -  -  -  469,480,499 1,189,713,899

<F1>(1) The amounts in these columns are the result of calculations at the 5%
and 10% rates set by the SEC and are not intended to forecast possible future appreciation, if any, of the Corporation's stock price.
The Corporation chose not to use an alternative formula for a grant date valuation.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

        (a)            (b)       (c)        (d)          (e)

                      Number                           Value of
                    of shares            Number of   unexercised
                     acquired   Value   unexercised  in-the-money
                        on     realized  options at   options at
Name                 exercise    ($)      year-end   year-end ($)
- -----------------------------------------------------------------
George D. Dalton                            192,171     1,913,967  Exercisable
                                            127,778       490,705  Unexercisable
Leslie M. Muma                              166,690     1,660,120  Exercisable
                                            110,818       425,741  Unexercisable
Kenneth R. Jensen                           128,115     1,275,987  Exercisable
                                             85,185       327,138  Unexercisable
Frank R. Martire                            123,187       704,342  Exercisable
                                            121,500       587,686  Unexercisable
Norman J. Balthasar                          88,266     1,156,377  Exercisable
                                             30,870       283,128  Unexercisable

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is responsible for establishing compensation for the Corporation's Chief Executive Officer, President and Chief Operating Officer and its Senior Executive Vice President and Chief Financial Officer (the Executives). In so doing, the Committee has developed and implemented compensation policies and programs which seek to enhance the long-term profitability of the Corporation, thereby contributing to the value of shareholders' investment.

In addition to annual cash compensation, the Committee establishes criteria pursuant to which the Executives may also qualify for the award of options to acquire the Corporation's common stock at a price equal to market value on the date of grant. Awards are based 75% on growth in earnings per share (EPS) and 25% on revenue growth. If revenue growth percentage exceeds that for EPS, the EPS growth percentage will replace revenue growth percentage in determining awards. The range of growth used to calculate awards is from 10% to 25% and the maximum annual award to any executive is 100,000 shares.

Based upon the Corporation's superior performance over the past five years when compared to companies comprising the S&P 500 and its S&P industry group, it appears that the level of executive compensation is below that which is being paid to senior executives by other companies in similar businesses.

Committee Members:  Bruce K. Anderson, Chairman
                    Gerald J. Levy
                    L. William Seidman
                    Thekla R. Shackelford

COMPARISON OF FIVE YEAR CUMULATIVE RETURN AMONG FISERV, INC.,
S&P 500 INDEX, AND S&P COMPUTER SOFTWARE AND SERVICES INDEX

                                                        Computer
 MEASUREMENT PERIOD                        S&P         Software &
(FISCAL YEAR COVERED)     FISERV, INC.   500 INDEX   Services Index
- ---------------------     ------------   ---------   --------------
MEASUREMENT PT-12/31/89      $100          $100           $100

FYE 12/31/90                 $143          $ 97           $ 78
FYE 12/31/91                 $260          $126           $119
FYE 12/31/92                 $261          $136           $141
FYE 12/31/93                 $299          $150           $180
FYE 12/31/94                 $334          $152           $213

Assume $100 invested on December 31, 1989, in each of Company Stock, S&P 500 Index and Industry Index and the reinvestment of all dividends paid during the five-year period ending December 31, 1994.

2. INDEPENDENT AUDITORS

Deloitte & Touche LLP, Milwaukee, Wisconsin, has been proposed for reappointment as the Corporation's independent auditors for the year ending December 31, 1995, pursuant to the recommendation of the Board of Directors. A representative of Deloitte & Touche LLP is expected to be present at the meeting with an opportunity to make a statement if so desired and to answer appropriate questions with respect to that firm's audit of the Corporation's financial statements and records for the year ended December 31, 1994. The Board of Directors recommends that shareholders vote FOR the proposal.


1995 SHAREHOLDER PROPOSALS

The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the 1996 Annual Meeting of Shareholders is expected to be October 13, 1995.


ANNUAL MEETING

The Annual Report of the Corporation for the year ended December 31, 1994, will be mailed to each shareholder on or about February 28, 1995. The Corporation's Annual Report on Form 10-K, filed by the Corporation with the Securities and Exchange Commission, will be furnished without charge to any person requesting a copy thereof in writing and stating such person is a beneficial holder of shares of Common Stock of the Corporation on the record date for the annual meeting of shareholders.

Requests and inquiries should be addressed to Mr. Charles W. Sprague.






BY THE ORDER OF THE                              /S/ CHARLES W. SPRAGUE
BOARD OF DIRECTORS                               CHARLES W. SPRAGUE
FEBRUARY 28, 1995                                SECRETARY

FIserv, Inc.
255 FIserv Drive
Brookfield, WI  53045